MFS SERIES TRUST V
                               N-SAR EXHIBITS

                                SUB-ITEM 77I

MFS Research Fund, MFS Total Return Fund and MFS International Opportunities Fund, each a series of MFS Series Trust V, established a new class of shares as described in the prospectus supplement contained in Post-Effective Amendment No. 55 to the Registration Statement (File Nos. 2-38613 and 811-2031), as filed with the Securities and Exchange Commission on October 30, 2003, under Rule 485 of the Securities Act of 1933. Such description is incorporated herein by reference.